               Morgan Stanley Institutional Fund Inc. Global Real
                                Estate Portfolio
                          Item 77(O) 10F-3 Transactions
                         January 1, 2008 - June 30, 2008

                                                              Amount of      % of         % of
                Purchase/             Offering     Total      Shares       Offering       Funds
   Security       Trade    Size of    Price of    Amount of   Purchased    Purchased      Total                       Purchased
   Purchased      Date    Offering     Shares     Offering    By Fund       By Fund       Assets        Brokers           From
--------------  --------- --------    --------  ------------  ----------   ----------     -------    --------------  -----------

Senior Housing  06/03/08      -       $21.090   $358,530,000    68,961       0.40%         0.42%     UBS             UBS Warburg
Property Trust                                                                                       Investment
                                                                                                     Bank, Merrill
                                                                                                     Lynch & Co.,
                                                                                                     Morgan
                                                                                                     Stanley, RBC
                                                                                                     Capital
                                                                                                     Markets,
                                                                                                     Citi, Robert
                                                                                                     W. Baird &
                                                                                                     Co., Janney
                                                                                                     Montgomery
                                                                                                     Scott LLC,
                                                                                                     Keefe,
                                                                                                     Bruyette &
                                                                                                     Woods, Morgan
                                                                                                     Keegan &
                                                                                                     Company,
                                                                                                     Inc.,
                                                                                                     Oppenheimer &
                                                                                                     Co., Stifel
                                                                                                     Nicolaus